SCHEDULE E
                              dated June 24, 2015
                                       to
                      THE ADVISORS' INNER CIRCLE FUND III
                     Amended Rule 18f-3 Multiple Class Plan
                            dated February 12, 2014

                           Amundi Smith Breeden Funds
  (each a Fund to which Amundi Smith Breeden LLC serves as investment adviser)

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Fund                                             Service Class     Institutional
                                                    Shares             Class
                                                                       Shares
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Amundi Smith Breeden Total Return Bond Fund            X                  X
--------------------------------------------------------------------------------

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                                                                     EXHIBIT E.1

                           AMUNDI SMITH BREEDEN FUNDS

                        CERTIFICATE OF CLASS DESIGNATION
                              Service Class Shares

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Service Class shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee, but are subject to a service fee that is payable under a Shareholder Service Plan.

     Under the terms of the Shareholder Service Plan, the Fund is permitted to compensate, out of the Service Class shares assets, in an annual amount up to 0.20% of the average daily net assets of the Service Class shares, Service Providers (as defined in the Shareholder Service Plan) that have established a shareholder servicing relationship with the Amundi Smith Breeden Funds on behalf of their customers who are Service Class shares shareholders, as described in the Amundi Smith Breeden Funds' prospectus(es).

2.   ELIGIBILITY OF PURCHASERS

     Service Class shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Amundi Smith Breeden Funds' prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Service Class shares will have one vote for each full Service Class share held and a fractional vote for each fractional Service Class share held. Shareholders of Service Class shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Service Class shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Service Class shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Service Class shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE RIGHTS

     Upon request, shareholders may exchange Service Class shares of an Amundi Smith Breeden Fund for Service Class shares of another Amundi Smith Breeden Fund, provided such shareholder meets the eligibility requirements of the Amundi Smith Breeden Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Amundi Smith Breeden Funds' prospectus(es).

5.   CONVERSION RIGHTS

     a.   Conversion at the Option of a Shareholder


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          Shareholders of Service Class shares of the Amundi Smith Breeden Funds may convert such Service Class shares into another Class of shares of the same Amundi Smith Breeden Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Amundi Smith
          Breeden Fund and subject to the terms and conditions set forth in the prospectus(es) of the Amundi Smith Breeden Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the applicable Amundi Smith Breeden Fund's prospectus(es).

     b.   Conversion at the Option of an Amundi Smith Breeden Fund

          In the event that a shareholder no longer meets the eligibility requirements for investment in Service Class shares, an Amundi Smith Breeden Fund may, in its discretion, elect to convert such shareholder's Service Class shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Service Class shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Amundi Smith Breeden Funds to make available for investment only certain Amundi Smith Breeden Funds or certain Classes of shares of the Amundi Smith Breeden Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.


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                                                                     EXHIBIT E.2

                           AMUNDI SMITH BREEDEN FUNDS

                        CERTIFICATE OF CLASS DESIGNATION

                           Institutional Class Shares

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

     Institutional Class shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee or a shareholder service fee.

2.   ELIGIBILITY OF PURCHASERS

     Institutional Class shares are available to individual and institutional investors and may require a minimum initial investment, as described in the Amundi Smith Breeden Funds' prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Institutional Class shares will have one vote for each full Institutional Class share held and a fractional vote for each fractional Institutional Class share held. Shareholders of Institutional Class shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Class shares (such as a Rule 12b-1 Distribution Plan or Shareholder Service Plan relating to Institutional Class shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Institutional Class shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   EXCHANGE RIGHTS

     Upon request, shareholders may exchange Institutional Class shares of an Amundi Smith Breeden Fund for Institutional Class shares of another Amundi Smith Breeden Fund, provided such shareholder meets the eligibility requirements of the Amundi Smith Breeden Fund into which such shareholder seeks to have his/her/its shares exchanged, as set forth in the Amundi Smith Breeden Funds' prospectus(es).

5.   CONVERSION RIGHTS

     a.   Conversion at the Option of a Shareholder

          Shareholders of Institutional Class shares of the Amundi Smith Breeden Funds may convert such Institutional Class shares into another Class of shares of the same Amundi Smith Breeden Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the applicable Amundi Smith Breeden Fund and subject to the terms and conditions set forth in the prospectus(es) of the Amundi Smith Breeden Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such


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          shareholder seeks to have his/her/its shares converted, as set forth in the applicable Amundi Smith Breeden Fund's prospectus(es).

     b.   Conversion at the Option of a Fund

          In the event that a shareholder no longer meets the eligibility requirements for investment in Institutional Class shares, an Amundi Smith Breeden Fund may, in its discretion, elect to convert such shareholder's Institutional Class shares into a Class of shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Institutional Class shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION AND EXCHANGE RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Trust or the principal underwriter for the Amundi Smith Breeden Funds to make available for investment only certain Amundi Smith Breeden Funds or certain Classes of shares of the Amundi Smith Breeden Funds, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.